As filed with the Securities and Exchange Commission
                                on July 13, 1998.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 13, 1998
                                (Date of Report)

                            BALLARD MEDICAL PRODUCTS
                           (Exact name of registrant
                          as specified in its charter)

                                     1-12318
                            (Commission file number)

                                      UTAH
                 (State or other jurisdiction of incorporation
                                or organization)

                                   87-0340144
                      (I.R.S. Employer Identification No.)


                 12050 Lone Peak Parkway, Draper, Utah  84020
                             (Address and Zip Code
                         of principal executive offices)

                                 (801) 572-6800
                        (Registrant's telephone number,
                              including area code)



                                   DEFINITIONS

               As used herein, the following terms have the meanings indicated:

          GENERAL DEFINITIONS

                1.  "Ballard" refers to Ballard Medical Products.

                2. "BI" refers to Ballard International, Inc., a wholly owned subsidiary of Ballard.

                3. "BPC" refers to Ballard Purchase Corporation, a wholly owned subsidiary of Ballard.

                4. "BREH" refers to Ballard Real Estate Holdings, Inc., a wholly owned subsidiary of Ballard.

                5. "Cardiotronics" refers to Cardiotronics Systems, Incorporated, a wholly owned subsidiary.

                6.  The   "Company"  and  the  "Registrant"  refer  to
                    Ballard and its subsidiaries.

                7. "MIC" refers to Medical Innovations Corporation, a wholly owned subsidiary of Ballard.

                8. "PEPCO" refers to Plastic Engineered Products Co., a wholly owned subsidiary of Ballard.

                9. "PMP" refers to Ballard Medical Products Canada, a wholly owned subsidiary of Ballard, doing business as Preferred Medical Products.

               10. "R2" refers to R2 Medical Systems, Inc., a wholly owned subsidiary of Cardiotronics.

               11. "Tri-Med" refers to Tri-Med Specialties, Inc., a wholly owned subsidiary of Ballard.


          GLOSSARY OF TECHNICAL AND MEDICAL TERMS

          CATHETER is a flexible tube that is inserted into the body to deliver or remove fluid, retrieve blood, or act as a conduit to pass other devices.

          CLOSED SUCTION CATHETER is a sleeved catheter used with endotracheal tubes on patients receiving mechanical ventilation, enabling the airways to be suctioned while maintaining mechanical ventilatory support.

          ENTERAL FEEDING CATHETER is a catheter used for the delivery of nutritional liquids into the gastrointestinal tract of the patient.

          HELICOBACTER PYLORI, or H. PYLORI, is a bacteria which lives only in the lining of the stomach and is one of the most common chronic infections in humans.

          ITEM 5.  OTHER EVENTS

               The following financial statements and financial information amends and restates the Company's financial information previously reported for the fiscal year ended September 30, 1997, to reflect the acquisition of Tri-Med Specialties, Inc., accounted for as a pooling of interests. These statements are voluntarily reported under this Item 5, since they are not required to be reported under Item 7.

                              FINANCIAL HIGHLIGHTS

          SELECTED CONSOLIDATED FINANCIAL DATA (1)(2)


                    1997          1996          1995          1994        1993

Net Sales   $132,743,037  $109,881,342   $90,041,201   $71,421,894 $69,551,865

Other
Income,
Net            5,539,812     5,309,380     4,101,037     3,518,832   3,711,891

Net Income    31,262,739    25,909,521    21,939,876    15,851,591  19,454,216

Net
Income
Per
Common
Share
Assuming
Full
Dilution
(3)                 1.03           .87           .75           .56         .68

Total
Assets       194,192,382   144,164,584   115,216,589    94,361,714  81,593,906

Cash
Dividends
Declared
Per Share
(4)                0.111         0.109         0.096         0.072       0.049


          (1) The consolidated financial data shown above includes the accounts of Ballard and its wholly owned subsidiaries, MIC, BREH, BI, Tri-Med, PMP, BPC, Mist Assist, PEPCO and Cardiotronics. The accounts of Mist Assist, PMP and Cardiotronics are included as of July 19, 1996, August 28, 1996, and December 10, 1996,
               respectively,    which    reflect   their    respective
               acquisition dates.

          (2) The combinations of Ballard with PEPCO and Tri-Med were accounted for as pooling of interests. The selected consolidated financial data have been prepared as if Ballard, PEPCO, and Tri-Med had been combined for all periods presented.

          (3) Does not include the cumulative effect of a change in accounting for income taxes in fiscal year 1994.

          (4)  Includes cash distributions paid by PEPCO and Tri-Med.

SELECTED CONSOLIDATED QUARTERLY FINANCIAL DATA (1)(2)
(UNAUDITED)


FISCAL YEAR 1997
QUARTERS ENDED:          9/30/97      6/30/97      3/31/97     12/31/96


   Net Sales         $36,111,363  $33,961,010  $32,517,823  $30,152,841

   Gross Margin       23,617,233   21,684,191   21,117,431   19,296,755

   Net Income          8,574,114    7,777,121    7,826,526    7,084,978

   Net Income Per
   Common Share
   Assuming Full
   Dilution                0.280        0.256        0.259        0.236



FISCAL YEAR 1996
QUARTERS ENDED:          9/30/96      6/30/96      3/31/96     12/31/95


   Net Sales         $28,856,891  $28,476,196  $27,377,385  $25,170,870

   Gross Margin       18,691,513   18,655,433   17,986,520   16,498,997

   Net Income          6,650,828    6,927,214    6,679,578    5,651,901

   Net Income Per
   Common Share
   Assuming Full
   Dilution                 .224         .234         .227         .192


          (1) See additional analysis of net sales, margins, and net income in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (2)  See  footnote  explanations  to "Selected  Consolidated
               Financial Data."


                          INDEPENDENT AUDITORS' REPORT

          To  the  Board  of  Directors and  Stockholders  of  Ballard
          Medical Products:

               We  have audited the  accompanying consolidated balance
          sheets of Ballard Medical Products and subsidiaries as of September 30, 1997 and 1996 (as restated), and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997 (as restated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of Ballard Medical Products and Tri-Med Specialties, Inc., which has been accounted for as a pooling of interests as described in Note 12 to the consolidated financial statements. We did not audit the balance sheets of Tri-Med Specialties, Inc. as of September 30, 1997 and 1996, or the related statements of operations, stockholders' equity, and cash flows of Tri-Med Specialties, Inc. for the year ended September 30, 1997, which statements reflect total assets of $7,743,715 and $1,699,496 as of September 30, 1997 and 1996, respectively, and total revenues of $7,435,859 for the year ended September 30, 1997. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Tri-Med Specialties, Inc. for 1997 and 1996, is based solely on the report of such other auditors.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

               In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ballard Medical Products and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

               As discussed in Notes 1 and 2 to the consolidated financial statements, effective October 1, 1994 the Company changed its method of accounting for investment securities to conform with Statement of Financial Accounting Standards No. 115.

          Deloitte & Touche LLP
          Salt Lake City, Utah

          November 13, 1997
          (February 25, 1998 as to Note 12)


          REPORT OF INDEPENDENT ACCOUNTANTS

          To the Board of Directors and Stockholders of Tri-Med Specialties, Inc.:

               We have audited the accompanying balance sheets of Tri-Med Specialties, Inc. (the Company) as of September 30, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-Med Specialties, Inc. as of September 30, 1997 and 1996 and the results of its operations and its cash flows for the year ended September 30, 1997, in conformity with generally accepted accounting principles.

          PricewaterhouseCoopers L.L.P.
          Coopers & Lybrand L.L.P

          Kansas City, Missouri
          January 30, 1998



CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1997 AND 1996
                                                        1997           1996
                                                (As restated,  (As restated,
        ASSETS                                   see Note 12)   see Note 12)


        CURRENT ASSETS:

        Cash and cash equivalents                $21,624,043    $14,518,835

        Investments available for sale            26,628,312     26,662,598

        Accounts receivable - trade
        (less allowance for doubtful
        accounts:  1997 - $858,000, 1996 -
        $192,000; and allowance
        for sales returns:  1997 -
        $1,660,000, 1996 - $805,000)              26,380,031     20,631,159

        Royalties receivable                         375,673      1,351,885

        Other receivables                            908,753        644,619

        Inventories:

           Raw materials                          10,856,390      7,440,376

           Work-in-process                         5,527,765      3,915,690

           Finished goods                          4,507,579      2,950,659

        Deferred income taxes                      2,233,042      1,057,303

        Income tax refund receivable               1,830,946      3,274,000

        Prepaid expenses                              64,139        179,333

           Total current assets                  100,936,673     82,626,457

        PROPERTY AND EQUIPMENT:

        Land                                         873,865      3,944,701

        Buildings                                 28,922,203     20,131,728

        Molds                                      4,891,734      3,608,228

        Machinery and equipment                   11,097,145      9,257,669

        Vehicles                                     785,440      1,039,175

        Furniture and fixtures                     3,264,578      2,248,003

        Leasehold improvements                       116,850        359,349

        Construction in progress                   4,142,563      3,053,296

           Total                                  54,094,378     43,642,149

        Less accumulated depreciation            (10,746,905)    (8,182,072)

           Property and equipment - net           43,347,473     35,460,077

        INTANGIBLE ASSETS:

        Cost in excess of purchase price
        (less accumulated amortization:
        1997 - $5,246,166; 1996 - $3,212,520)     29,443,283     15,645,151

        Patents and other
        intangibles (less accumulated
        amortization:  1997 - $1,898,336;
        1996 - $711,431)                          13,068,452      5,018,277

            Total intangible assets               42,511,735     20,663,428

        DEFERRED INCOME TAXES                      2,139,902

        OTHER ASSETS                               5,256,599      5,414,622

        TOTAL                                   $194,192,382   $144,164,584

See notes to consolidated financial statements.

                                                        1997           1996
                                                (As restated,  (As restated,
        LIABILITIES AND STOCKHOLDERS' EQUITY     see Note 12)   see Note 12)


        CURRENT LIABILITIES:

        Line of credit                            $1,425,000

        Contract payable                           3,975,000

        Accounts payable                           3,216,908     $2,552,697

        Accrued liabilities:

           Employee compensation                   3,438,849      2,308,615

           Royalties                                 432,617        326,492

           Other                                     462,045        845,183

           Total current liabilities              12,950,419      6,032,987

        DEFERRED INCOME TAXES                                     1,110,764

           Total liabilities                      12,950,419      7,143,751

        COMMITMENTS AND CONTINGENT
        LIABILITIES (Note 6)

        STOCKHOLDERS' EQUITY:
        Common stock - $.10 par value;
        75,000,000 shares authorized;
        issued and outstanding:
        1997 - 30,062,733 shares,
        1996 - 28,770,056 shares                   3,006,273      2,877,005

        Additional paid-in capital                54,942,666     38,839,119

        Unrealized losses on investments
        available for sale                          (223,783)      (156,564)

        Retained earnings                        123,516,807     95,461,273

           Total stockholders' equity            181,241,963    137,020,833

        TOTAL                                   $194,192,382   $144,164,584


See notes to consolidated financial statements.


CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995

                                        1997            1996           1995
                                (As restated,   (As restated,  (As restated,
                                 see Note 12)    see Note 12)   see Note 12)


        NET SALES                $132,743,037    $109,881,342    $90,041,201

        COST OF PRODUCTS SOLD      47,027,428      38,048,879     30,166,070

        GROSS MARGIN               85,715,609      71,832,463     59,875,131

        OPERATING EXPENSES:

        Selling, general, and
        administrative             37,503,070      31,593,508     26,839,297

        Research and                2,856,409       3,184,151      2,438,616
        development

        Royalties                   1,849,203       1,687,542      1,509,480

           Total operating
           expenses                42,208,682      36,465,201     30,787,393

        OPERATING INCOME           43,506,927      35,367,262     29,087,738

        OTHER INCOME:

        Interest income             2,129,276       1,917,925      1,923,257

        Royalty income              2,465,840       2,400,000      2,147,620

        Other                         944,696         991,455         30,160

           Total other income-
           net                      5,539,812       5,309,380      4,101,037

        INCOME BEFORE
        INCOME TAXES               49,046,739      40,676,642     33,188,775

        INCOME TAX EXPENSE         17,784,000      14,767,121     11,248,899

        NET INCOME                $31,262,739     $25,909,521    $21,939,876

        NET INCOME PER SHARE
        Common and common
        equivalent share               $1.032          $0.873         $0.759

        Common share assuming
        full dilution                  $1.027          $0.863         $0.746

        WEIGHTED AVERAGE
        NUMBER
        OF SHARES OUTSTANDING:
        Common and common
        equivalent share           30,290,221      29,681,869     28,911,844

        Common share assuming
        full dilution              30,443,353      30,036,588     29,407,679


See notes to consolidated financial statements.


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995 (AS RESTATED)

                                                     Unrealized
                                                      Losses on
                                                        Invest-
                                        Additional        ments
                   Common                  Paid-in    Available     Retained
                   Shares      Amount      Capital     for Sale     Earnings


   BALANCE,
   OCTOBER
   1, 1994
   (As pre-
   viously
   reported)  26,694,589  $2,669,459  $28,287,388               $59,959,522

   Pooling
   of
   interest
   combin-
   ation
   (Note 12)   1,067,733     106,773      (96,773)                  930,243

   As
   restated   27,762,322   2,776,232   28,190,615                60,889,765

   Net                                                           21,939,876
   income

   Cash
   dividends
   paid                                                          (2,656,343)

   Common
   stock
   issued
   from
   exercise
   of stock
   options       205,425      20,543       432,869

   Acquisi-
   tion and
   retire-
   ment of
   treasury
   stock        (100,000)    (10,000)                            (1,464,985)

   Tax bene-
   fit
   attribut-
   able to
   apprecia-
   tion in
   value of
   stock
   issued
   in con-
   junction
   with the
   exercise
   and
   disqual-
   ifying
   disposi-
   tion of
   incentive
   stock
   options                                 489,517

   Unre-
   alized
   losses on
   invest-
   ments -
   net of
   tax                                               $(142,728)

   BALANCE,
   SEPTEMBER
   30,1995    27,867,747   2,786,775   29,113,001     (142,728)  78,708,313

   Net
   income                                                        25,909,521

   Cash
   divi-
   dends
   paid                                                          (3,030,140)

   Common
   stock
   issued
   from
   exercise
   of stock
   options     1,252,309     125,230    9,689,509
   Acqui-
   sition
   and
   retire-
   ment of
   treasury
   stock        (350,000)    (35,000)                            (6,126,421)

   Tax
   benefit
   attri-
   butable
   to appre-
   ciation
   in value
   of stock
   issued in
   conjunc-
   tion with
   the exer-
   cise and
   disquali-
   fying
   dispo-
   sitions
   of incen-
   tive
   stock
   options                                 36,609

   Unre-
   alized
   losses on
   invest-
   ments -
   net of
   tax                                                 (13,836)

   BALANCE,
   SEPTEM-
   BER 30,
   1996      28,770,056    2,877,005    38,839,119    (156,564)  95,461,273

   Net
   income                                                        31,262,739

   Cash
   divi-
   dends
   paid                                                          (3,207,205)

   Common
   stock
   issued
   from
   exer-
   cise
   of stock
   options     1,292,677    129,268     11,129,231

   Tax
   benefit
   attri-
   butable
   to appre-
   ciation
   in value
   of stock
   issued in
   conjunc-
   tion with
   the exer-
   cise and
   dis-
   quali-
   fying
   dispo-
   sitions
   of incen-
   tive
   stock
   options                               4,974,316

   Unre-
   alized
   losses on
   invest-
   ments -
   net of
   tax                                                 (67,219)

   BALANCE,
   SEPTEM-
   BER 30,
   1997        30,062,733 $3,006,273   $54,942,666   $(223,783) $123,516,807


See notes to consolidated financial statements.


CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995

                                  1997              1996               1995
                          (As restated,     (As restated,      (As restated,
                           see Note 12)      see Note 12)       see Note 12)


   CASH FLOWS FROM
   OPERATING
   ACTIVITIES:

   Net income              $31,262,739       $25,909,521        $21,939,876

   Adjustments to
   reconcile net
   income to net
   cash provided by
   operating
   activities:

   Depreciation and
   amortization              7,002,801         3,947,487          3,142,867

   (Gain) loss on
   disposal of
   property                 (6,246,680)         (446,320)             7,044

   Impairment of
   investment                4,900,000

   Tax benefit from
   disqualifying
   dispositions of
   incentive stock
   options                   4,974,316            36,609            489,517

   Provision for
   losses on
   accounts
   receivable -
   trade and sales
   returns and
   rebates                   2,191,000           365,000            225,000

   Deferred income
   taxes                      (373,168)          442,122            373,655

   Changes in
   operating assets
   and liabilities-
   net of effects
   from purchases of
   subsidiaries:

   Accounts
   receivable -
   trade                    (7,454,819)       (6,193,073)          (127,171)

   Royalties and
   other receivables           712,078          (106,639)            37,544

   Inventories              (5,829,249)       (1,382,921)        (1,537,133)

   Income tax refund
   receivable                1,443,054        (1,170,430)           897,815

   Prepaid expenses            250,872           102,417           (191,116)

   Other assets                 (1,600)

   Accounts payable           (643,857)          936,506            206,861

   Accrued
   liabilities                (754,491)          243,121          1,147,264

      Total
      adjustments              170,257        (3,226,121)         4,672,147

      Net cash
      provided by
      operating
      activities            31,432,996        22,683,400         26,612,023

   CASH FLOWS FROM
   INVESTING
   ACTIVITIES:

   Capital
   expenditures for
   property and
   equipment               (14,515,895)      (15,398,935)        (2,831,273)

   Proceeds from
   sales of property
   and equipment             6,514,131           564,418             45,250

   Purchases of
   investments
   available for
   sale                    (46,959,814)      (30,569,641)       (38,534,828)

   Proceeds from
   maturities of
   investments
   available for
   sale                     46,902,342        22,231,406         36,288,627

   Investment in
   and advances to
   affiliates               (1,281,661)       (4,462,625)          (800,000)

   Purchases of
   intangible assets          (714,952)       (2,852,331)        (1,335,646)

   Purchases of
   other assets               (108,338)          (12,532)          (109,579)

   Payments for
   purchase of
   subsidiaries,
   net of cash
   acquired                (12,323,417)       (5,618,432)        (3,283,650)

   Investment in
   notes receivable            (34,134)

      Net cash used
      in investing
      activities           (22,521,738)      (36,118,672)       (10,561,099)

   CASH FLOWS FROM
   FINANCING
   ACTIVITIES:

   Cash dividends
   paid                     (3,207,205)       (3,030,140)        (2,656,343)

   Proceeds from
   issuance of
   common stock and
   exercise of
   options                  11,258,499         9,814,739            453,412

   Proceeds from
   borrowings on
   line of credit            1,750,000

   Proceeds from
   notes payable                12,651

   Payments on line
   of credit                  (325,000)

   Payments on
   contract payable         (1,850,000)

   Purchase of
   treasury stock                             (6,161,421)        (1,474,985)

   Repayment of
   long-term debt
   assumed in
   acquisitions             (9,444,995)         (517,754)           (18,446)

      Net cash
      used in
      (provided by)
      financing
      activities            (1,806,050)          105,424         (3,696,362)

   NET INCREASE
   (DECREASE) IN
   CASH AND CASH
   EQUIVALENTS               7,105,208       (13,329,848)        12,354,562

   CASH AND CASH
   EQUIVALENTS,
   BEGINNING OF YEAR        14,518,835        27,848,683         15,494,121

   CASH AND CASH
   EQUIVALENTS, END
   OF YEAR                 $21,624,043       $14,518,835        $27,848,683

   SUPPLEMENTAL
   DISCLOSURE OF
   CASH FLOW
   INFORMATION:

   Cash paid during
   the year for
   income taxes             $11,993,115      $15,458,820         $9,487,912

   Cash paid during
   the year for
   interest                     $16,435             None               None


          SUPPLEMENTAL DISCLOSURES OF  NONCASH INVESTING AND FINANCING
          ACTIVITIES:

               On February 25, 1998, the Company entered into a business combination with Tri-Med Specialties, Inc. in exchange for 1,067,733 shares of the Company's common stock. This transaction has been accounted for by the Company as a "pooling" and as such, the Company's accompanying consolidated financial statements as of September 30, 1997 and 1996 and for the three years in the period ended September 30, 1997 have been restated as if the transaction had occurred on October 1, 1994 (see Note 12).

               During 1997, the Company sold a parcel of land for $3,265,700 in cash and a promissory note of $3,973,920.

               On December 10, 1996, the Company acquired all of the outstanding capital stock of Cardiotronics Systems, Inc. (Cardiotronics) in a purchase transaction for $12,722,404 in cash. In conjunction with the merger, liabilities were assumed as follows:

                    Fair value of assets acquired
                    (including goodwill of $13,136,000)    $25,070,528

                    Cash paid                               12,722,404

                    Liabilities assumed                    $12,348,124

               On July 2, 1997, Tri-Med acquired certain rights and licenses of Delta West Pty. Limited for a note payable totaling $5,825,000 (see Note 8).

               On September 27, 1996, the Company entered into a business combination with Plastic Engineered Products Corporation in exchange for 238,727 shares of the Company's common stock. This transaction has been accounted for by the Company as a "pooling" and as such, the Company's accompanying consolidated financial statements as of September 30, 1996 and for the two years in the period ended September 30, 1996 were restated as if this transaction had occurred on October 1, 1994.

               In addition, during the year ended September 30, 1996, the Company entered into three acquisition transactions accounted for as purchases as follows (see Note 8):

               *    On   April  19,   1996,   the   Company   acquired
          substantially all of the assets of Endovations, Inc. for approximately $1,220,000 cash. In conjunction with this purchase, the Company recorded goodwill of approximately $400,000 and the fair value of assets acquired approximated $820,000.

               * On July 19, 1996, the Company purchased all of the outstanding capital stock of Mist Assist, Inc. for approximately $673,600 cash. In conjunction with the acquisition, liabilities were assumed as follows:

                    Fair value of assets acquired
                    (including goodwill of $680,000)          $800,000

                    Cash paid                                  673,600

                    Liabilities assumed                       $126,400

               *    On August  28, 1996, the Company  purchased all of
          the outstanding capital stock of Preferred Medical Products for approximately $3,600,000 cash (see Note 8). In conjunction with the acquisition, liabilities were assumed as follows:

               Fair value of assets acquired
               (including goodwill of $2,900,000)           $4,320,970

               Cash paid                                     3,604,440

               Liabilities assumed                            $716,530

               * On May 2, 1995, the Company acquired substantially all of the net assets of Cox Medical Enterprises, Inc. for approximately $3,313,000 cash (see Note 8). In conjunction with the acquisition, liabilities were assumed as follows:

               Fair value of assets acquired
               (including good will)                        $4,000,000

               Cash paid                                     3,313,310

               Liabilities assumed                             686,690

          See notes to consolidated financial statements.


          BALLARD MEDICAL PRODUCTS AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995
          (AS RESTATED)

          1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               ORGANIZATION  - Ballard Medical  Products (Ballard) and
          its   subsidiaries   develop,   manufacture,    and   market
          specialized medical products.

               BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Ballard and its wholly owned subsidiaries, Tri-Med Specialties, Inc. (Tri-Med) (see
          Note 12), Medical Innovations Corporation (MIC), Ballard Real Estate Holdings, Inc. (BREH), Ballard Purchase Corporation (BPC), Ballard International, Inc. (BI), Plastic Engineered Products Company (PEPCO), Ballard Medical Products (Canada) Inc. dba Preferred Medical Products (PMP), Mist Assist, Inc. (Mist Assist), and Cardiotronics Systems, Inc. (Cardiotronics) (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

               USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               INVESTMENTS AVAILABLE FOR SALE - Investments available for sale consist of tax-free municipal bonds. Investments are recorded at fair market value. Effective October 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain
          Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of investment securities as either held to maturity securities, trading securities, or available for sale securities. Upon adoption of SFAS 115, the Company reclassified all of its investments as available for sale.

               INVENTORIES - Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

               PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives as follows:

                    Buildings                30 to 40 years
                    Molds                           5 years
                    Machinery and equipment   5 to 10 years
                    Vehicles                   3 to 5 years
                    Furniture and fixtures     3 to 5 years
                    Leasehold improvements     3 to 5 years

               INTANGIBLE ASSETS - Intangible assets include goodwill, patent rights, and license costs which are stated at cost and are being amortized using the straight-line method over their estimated lives, which range from four to seventeen years.

               REVENUE RECOGNITION - Revenues are recognized when  the
          related  product  is  shipped.     The  Company  records  an
          allowance for estimated sales returns and rebates.

               INCOME TAXES - The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement and income tax purposes.

               INCOME PER SHARE - Income per share is computed on the basis of the weighted average number of shares outstanding plus the common stock equivalents which would arise from the exercise of stock options. Such income per share amounts are adjusted to give retroactive effect for all periods presented for the acquisition by the Company of Tri-Med in 1998 (see Note 12).

               STOCK-BASED COMPENSATION - Effective October 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements. The Company has elected to continue to apply APB 25 (as permitted by SFAS No. 123). The appropriate required disclosure of the effects of SFAS No. 123 are included in
          Note 5.

               STATEMENTS OF CASH FLOWS - For purposes of the consolidated statements of cash flows, the Company considers cash and interest bearing securities with original maturities of less than three months to be cash equivalents.

               LONG-LIVED ASSETS - The Company evaluates the carrying value of long-term assets based on current and anticipated undiscounted cash flows and recognizes impairment when such cash flows will be less than the carrying values.

               OTHER - Certain reclassifications have been made to the
          prior    year   financial    statements   to    conform   to
          classifications adopted in the current year.

          2.  INVESTMENTS AVAILABLE FOR SALE

               Investments available for sale at September 30, 1997 and 1996 consist of municipal bonds.

               The amortized cost and fair value of investments available for sale at September 30, 1997 and 1996 are as follows:

                                             1997                1996

           Amortized cost            $26,972,594         $26,915,121

           Gross unrealized
           gains                             None                None

           Gross unrealized
           losses                       (344,282)           (252,523)

           Fair value                $26,628,312         $26,662,598

               As of September 30, 1997 and 1996, all municipal bonds had a contractual maturity of one year or less. During the years ended September 30, 1997 and 1996, there were no gross realized gains or gross realized losses from sales of investments classified as available for sale.

          3.  LINE OF CREDIT

               In July 1997, Tri-Med (see Note 12) entered into two line of credit agreements with a bank. Under the terms of the first agreement, the outstanding balance may not exceed $1,000,000 and interest, payable monthly through May 1998, and bears interest at the bank's prime rate (8.5% at
          September 30, 1997). Under the terms of the second agreement, the outstanding balance may not exceed $750,000 and interest, payable monthly through May 1998, and bears interest at the bank's prime rate plus 1% (9.5% at September 30, 1997). The amount available for borrowing is limited to the lesser of $1,750,000 or the sum of certain agreements, with such inventory amount limited to $200,000. The outstanding balance on the credit agreements was $1,425,000 as of September 30, 1997. Immediately following the merger with Tri-Med, all outstanding balances under the lines of
          credit  were   paid  in   full  and  both   agreements  were
          terminated.

               At September 30, 1997, the Company had an unsecured line of credit with a bank totaling $5,000,000 which expires February 15, 1998. The line, if drawn upon, bears interest at the bank's base rate (8.5% at September 30, 1997). No compensating cash balances are required. As of September 30, 1997 and during the year then ended, there were no borrowings under the line of credit.

          4.  INCOME TAXES

               The Company has recorded net deferred tax assets and liabilities at September 30, 1997 and 1996 which consisted of the following temporary differences and carryforward items:

                                     1997                     1996
                             Current      Long-Term     Current    Long-Term

        Deferred income
        tax assets:

        Allowance for
        uncollectible
        accounts
        receivable          $320,513                    $69,121

        Allowance for
        sales returns,
        rebates, and
        allowances           664,785                    305,729

        Allowance
        for obsolete
        inventory            451,658                    185,277

        Accrued
        expenses             280,925                    168,549

        Unrealized
        losses on
        investments          120,498                     95,959

        Net operating
        loss carry-
        forwards of
        acquired
        subsidiaries         394,663    $3,416,727      121,442     $99,562

        Research and
        development
        credits                                         111,226

        Total              2,233,042     3,416,727    1,057,303      99,562

        Deferred income
        tax liabilities-
        differences
        between tax
        basis and
        financial
        reporting basis
        of property
        and equipment                   (1,276,825)              (1,210,326)

        Net               $2,233,042    $2,139,902   $1,057,303 $(1,110,764)

               The components of income  tax expense (benefit) for the
          years  ended   September  30,  1997,  1996,   and  1995  are
          summarized as follows:

                                     1997              1996             1995

        Current:

        Federal              $16,243,278        $12,421,679       $9,425,942

        State                  1,913,890          1,903,320        1,449,302

                              18,157,168         14,324,999       10,875,244

        Deferred:

        Federal                 (324,388)           402,473          323,859

        State                    (48,780)            39,649           49,796

                                (373,168)           442,122          373,655

        Total                $17,784,000        $14,767,121      $11,248,899

               Income tax expense differed from amounts computed by applying the statutory Federal tax rate to pretax income as follows:

                                   1997           1996           1995

           Computed
           Federal income
           tax expense at
           statutory rate  $17,166,358    $14,236,825    $11,425,754

           State income
           tax expense,
           net of Federal
           benefit           1,590,940      1,317,054        990,493

           Environmental
           tax                                 16,614         30,000

           Tax exempt
           income             (410,736)      (553,876)      (624,750)

           Foreign sales
           corporation        (429,833)      (236,250)      (121,756)

           Amortization
           of goodwill         642,986        335,763        316,969

           Nontaxable
           income from
           pooled
           Subchapter S
           corporation        (292,758)      (107,269)      (343,322)

           Other              (482,957)      (241,740)      (424,489)

           Total           $17,784,000    $14,767,121    $11,248,899

               As a result of the Company's acquisitions (see Note 8), the Company has net operating loss carryforwards for Federal income tax purposes of approximately $9,964,000, which can only be used to offset future taxable income of acquired subsidiaries. The utilization of the tax loss carryforwards is subject to certain limitations and the carryforwards expire at various dates through the year 2011.

          5.  COMMON STOCK AND STOCK OPTIONS

               During the years ended September 30, 1996 and 1995, the Company repurchased 350,000 and 100,000 shares of its outstanding common stock for $6,161,421 and $1,474,985, respectively. In accordance with Utah State law, this treasury stock was accounted for as retired common stock. The Company did not repurchase any shares of its common stock during the year ended September 30, 1997.

               The Company has adopted several incentive stock option plans for key employees and reserved shares of common stock totaling approximately 2,380,780, 2,926,400 and 3,483,028 at
          September 30, 1997, 1996, and 1995, respectively, for issuance under the plans. Options are granted at a price not less than the fair market value on the date of grant, become exercisable between one to two years following the date of grant, and expire in ten years.

               Changes in stock options are as follows for the years ended September 30:
                                                     Weighted Average
           1997                            Shares      Exercise Price

           Outstanding at
           beginning of year           2,517,553               $10.06

           Granted                       856,475                19.71

           Exercised                  (1,292,677)                8.71

           Forfeited                     (61,700)               15.46

           Outstanding at end
           of year                     2,019,651               $14.85

           Options
           exercisable at
           year end                    1,056,976

           Weighted average
           fair value of
           options granted
           during year                     $9.24

                                                     Weighted Average
           1996                            Shares      Exercise Price

           Outstanding at
           beginning of year           3,331,162                $8.26

           Granted                       516,900                16.63

           Exercised                  (1,252,309)                7.84

           Forfeited                     (78,200)               12.32

           Outstanding at
           end of year                 2,517,553               $12.32

           Options
           exercisable at
           year end                    1,799,351

           Weighted average
           fair value of
           options granted
           during year                     $7.79

                                                          Price Range
           1995                            Shares           Per Share

           Outstanding at
           beginning of year           2,898,253         $1.46-$13.50

           Granted                       740,000           9.38-14.25

           Exercised                    (205,425)          1.46-11.00

           Forfeited                    (101,666)          8.63-13.50

           Outstanding at end
           of year                     3,331,162           1.46-14.25

           Options
           exercisable at
           year end                    2,410,490

               The following table summarizes information about stock options outstanding at September 30, 1997:

                       Options Outstanding                Options Exercisable
                                    Weighted
                                     Average
                                   Remaining  Weighted               Weighted
          Range of       Number  Contractual   Average      Number    Average
          Exercise         Out-         Life  Exercise       Exer-   Exercise
            Prices     standing   (in years)     Price     cisable      Price

            $2.96-
             $4.36       92,002          2.1     $3.95      92,002      $3.95

             8.63-
             12.88      709,174          7.1      9.51     709,174       9.51

            13.50-
             19.88    1,212,275          9.5     18.76     255,800      16.57

            23.00-
             23.63        6,200         10.0     23.43

            $2.96-
            $23.63    2,019,651          8.3    $14.85   1,056,976     $10.73

               The Company accounts for stock options granted using APB Opinion 25. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with SFAS No. 123, the Company's net income and net income per common and common equivalent share would have changed to the pro forma amounts indicated below:

                                             1997                1996

           Net income:

                As reported           $31,262,739         $25,909,521

                Pro forma              26,230,287          24,514,540

           Net income
           per common and
           common equivalent
           share:

                As reported                $1.032              $0.873

                Pro forma                   0.866               0.826

           Net income
           per common and
           common equivalent
           share assuming
           full dilution:

                As reported                $1.027              $0.863

                Pro forma                   0.862               0.816

          The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, dividend yield of 0.5%; expected volatility of 33%; risk-free interest rate of 5.68%; and expected lives of approximately 8 years.

          6.  COMMITMENTS AND CONTINGENT LIABILITIES

               The Company leases office and production facilities and office equipment under long-term operating lease agreements. Rent expense on the above operating leases was approximately $910,647, $753,010, and $514,990 for the years ended
          September 30, 1997, 1996, and 1995, respectively. The following represents the Company's future commitments under such leases:

                    Year ending
                    September 30:

                     1998                          $615,891

                     1999                           288,464

                     2000                           165,610

                     2001                            86,560

                     2002                           101,520

                     Thereafter                     397,620

                     Total                       $1,655,665

               The Company has agreements with the inventors of certain of its products which provide for the payment of royalties ranging from 2% to 6.5% of defined net sales or a fixed rate per unit sold of the related products.

               The Company is involved in certain litigation matters in the normal course of business which, in the opinion of management, will not result in any material adverse effects on the Company.

               R2, a wholly-owned subsidiary of Cardiotronics, is a co-defendant in an ongoing product liability case. Plaintiff in this case alleges, among other things, that defibrillation pads manufactured by R2 were defective and seeks damages of $20 million. The Company believes that it has valid defenses; however, in view of the inherent uncertainties surrounding the litigation, no assurance can be given that R2 will prevail in this case. Attorneys for R2 are attempting to negotiate an out-of-court settlement for an amount that will be covered by R2's product liability insurance policy. Management believes that a settlement will be reached that does not exceed the amount of the policy.

          7.  PROFIT SHARING PLAN

               The Company sponsors an Employee Retirement and Savings
          Plan (the Plan) under Section 401(k) of the Internal Revenue Code. The Plan is designed to allow participating employees to accumulate savings for retirement or other purposes. Under the Plan, all employees, who have completed at least one year of service and have reached age 21, are eligible to participate. The Plan allows employees to make contributions to the plan from salary reductions each year, up to a maximum of 15% of a participant's annual compensation. Under the Plan, the Company matches up to 4% of a participant's contribution. The Company may, if it desires, make additional contributions to the 401(k) Plan on behalf of its employees. For the years ended September 30, 1997, 1996, and 1995, the Company expensed approximately $757,000, $621,000, and $545,000, respectively, as matching contributions to the Plan. Employees are always fully vested in their own contributions and become fully vested in any contributions made by the Company after six years of service. Employees are allowed to direct the investment of their Plan contributions within a group of designated investment funds.

          8.  BUSINESS COMBINATIONS

               In July  1997, Tri-Med  acquired the rights  to license
          and distribute the product CLOtest for $5,825,000 in exchange for a note payable to Delta West, Inc. Under the terms of this agreement, the Company is required to pay royalties as a percentage of products sold. The royalty percentage varies based on the level of sales. Substantially all of the purchase price was allocated to trademarks, a covenant not to compete, and goodwill to be amortized using the straight-line method over 15 years. The purchase price was allocated as follows:

                    Plant and equipment         $60,800

                    Intellectual property
                    other than trademarks       615,600

                    Trademarks                4,172,600

                    Covenant not to compete      76,000

                    All other assets and
                    rights including goodwill   900,000

                         Total               $5,825,000

               Effective December 10, 1996, the Company acquired all of the issued and outstanding capital stock of Cardiotronics for $12,723,000 in cash and the assumption of liabilities totaling $12,348,000. The acquisition is being accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approxi-mately $13,136,000, which is being amortized over 15 years.

          The pro forma results of operations of the Company for the years ended September 30, 1997 and 1996 (assuming the acquisitions of Cardiotronics had occurred as of October 1,
          1995) are as follows:

                                              1997                1996

          Net sales                   $133,971,074        $119,391,331

          Net income                    30,703,183          21,243,285

          Net income per share
          assuming full dilution              1.009              0.707

               On September 27, 1996, the Company issued 238,727 shares of its common stock in exchange for all of the outstanding common stock of PEPCO, a medical research and manufacturing company incorporated in 1987 and headquartered in Canal Fulton, Ohio. The assets and liabilities of PEPCO at the date of combination were approximately $684,000 and $88,000, respectively. The combination was accounted for as a pooling of interests. The accompanying consolidated financial statements have been prepared as if Ballard and PEPCO had been combined for all periods presented.

               On  April 19, 1996,  the Company acquired substantially
          all of the assets of Endovations, Inc. (Endovations) for approximately $1,220,000 in cash. The acquisition has been accounted for using the purchase method of accounting; as such, Endovations' results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with this acquisition, the Company recorded goodwill of approximately $400,000, which is being amortized on a straight-line basis over 10 years.

               Effective July  19, 1996,  the Company acquired  all of
          the issued and outstanding common stock of Mist Assist for approximately $673,600 in cash and the assumption of liabilities totally approximately $126,400. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approximately $680,000, which is being amortized on a straight-line basis over 15 years.

               On August 28, 1996, the Company acquired all of the issued and outstanding common stock of PMP for cash of approximately $3,600,000. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approximately $2,900,000 which is being amortized on a straight-line basis over 15 years.

               On May 2, 1995, the Company acquired substantially all of the assets of Cox for a purchase price of $4,000,000 consisting of $3,313,310 in cash and the assumption of liabilities in the amount of $686,690. Cox is a manufacturer of disposable endoscopic devices. The acquisition has been accounted for using the purchase method of accounting; as such, Cox's results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. The cost of this acquisition exceeded the estimated fair value of the acquired net assets by $423,000 which is being amortized over 10 years.

               On November 14, 1995, the Company acquired 200,000 shares of the preferred stock of Neuro Navigational Corporation (Neuro) representing a 19.5% equity interest in Neuro for $2,000,000. In addition, on November 14, 1995, the Company paid Neuro $500,000 for an option to purchase substantially all of its assets. The Company exercised the option on February 28, 1997 and acquired the remaining assets of Neuro for $4,245,422. The price paid for the option and amounts advanced to Neuro were applied to the purchase price.

          9.  SALES

               During the years ended September 30, 1997, 1996, and 1995, the Company had foreign export sales of approximately $12,557,000, $8,048,000, and $6,344,000, respectively.

          10.     EFFECT  OF  RECENTLY   ISSUED  FINANCIAL  ACCOUNTING
          STANDARDS

               In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings Per Share. This standard establishes standards for computing and presenting earnings per share (EPS). SFAS No. 128 simplifies the approach for computing earnings per share previously found in Accounting Principles Board Opinion No. 15. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures.

               Under the new structure, basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

               SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997. The computation of basic EPS under SFAS No. 128 would have resulted in net income per common share of $1.063, $0.922, and $0.796 for the fiscal years ended September 30, 1997, 1996, and 1995, respectively. Diluted EPS computed under SFAS No. 128 would have resulted in net income per common share of $1.032, $0.874, and $0.754 for the fiscal years ended September 30, 1997, 1996, and 1995, respectively.

          11.  OTHER INCOME

               During 1997, the Company recorded an impairment loss totaling approximately $4,900,000 as a result of the
          Company's assessment that the carrying amount of the remaining Neuro assets, consisting primarily of inventory, fixed assets, and intangible assets, exceeded their fair values as estimated based on analysis of cash flows. The Company also recorded a gain on the sale of a parcel of land totaling approximately $6,300,000. The impairment loss and the gain on the sale of land are included in other income in the accompanying consolidated statements of operations.

          12.  SUBSEQUENT EVENT

          Effective February 25, 1998, Ballard issued 1,067,733 shares of its common stock in exchange for all of the outstanding common stock of Tri-Med, a medical devices manufacturing company incorporated in 1983 with operations in Kansas, Virginia, and Australia. The assets and liabilities of Tri-Med at the date of the combination were approximately $8,276,000 and $6,321,000, respectively. The combination was accounted for as a pooling of interests. The accompanying supplemental consolidated financial statements for 1997, 1996, and 1995 have been restated as if Ballard and Tri-Med had been combined as of October 1, 1994, the beginning of the reporting period. There were no intercompany transactions between Ballard and Tri-Med prior to the date of merger. Net sales, net income, and income per share amounts of the previously separate companies for the years ended September 30, 1997, 1996, and 1995 as previously reported and combined are as follows:

                                           Ballard
                                    (As Previously
                                         Reported)     Tri-Med    As Restated

         1997

            Net sales                 $125,307,178  $7,435,859   $132,743,037

            Net income                  30,426,287     836,452     31,262,739

            Net income per share:
               Common and
               common equivalent
               share                         1.041         N/A          1.032

               Common share
               assuming full
               dilution                      1.036         N/A          1.027

         1996

            Net sales                  103,525,263   6,356,079    109,881,342

            Net income                  25,603,039     306,482     25,909,521

            Net income per share:

               Common and
               common equivalent
               share                          .895         N/A          0.873

               Common share
               assuming full
               dilution                       .884         N/A          0.863

         1995

            Net sales                   84,152,967   5,888,234     90,041,201

            Net income                  20,942,616     997,260     21,939,876

            Net income per share:

               Common and
               common equivalent
               share                          .752         N/A          0.759

               Common share
               assuming full
               dilution                       .739         N/A          0.746


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

               This analysis of the Company's operations encompassing the fiscal years ended September 30, 1997, 1996, and 1995, should be considered in conjunction with the consolidated balance sheets, statements of operations, and statements of cash flows. All of the figures discussed herein have been adjusted to reflect the Company s stock and asset purchases (see Notes to Consolidated Financial Statements ).

               Fiscal year 1997 was a another record setting year for the Company in terms of sales and income. Net sales were
          $132.7 million, representing an increase of 20.8% over fiscal 1996. Net income and net income per share were $31.3 million and $1.03, respectively, increasing 20.7% and 18.2%, respectively, over fiscal year 1996. The continued steady growth in sales and income is the result of strategic acquisitions, internal development of new products, acquisition of national contracts, rapid expansion in the international marketplace, and the overall efforts of an outstanding sales force. Income growth continues as a result of stable, high margins and manufacturing expertise.

               With a continued emphasis on growth through acquisitions, the Company acquired Cardiotronics in December, 1996 and Tri-Med in February, 1998. Cardiotronics, located in Carlsbad, California, is a manufacturer of medical devices for the acute management of heart rate disorders. Its principal product, a disposable defibrillator pad, provided approximately $7.6 million in net sales during fiscal year 1997. The Company expects 1998 sales from this acquisition to exceed $10.0 million. Tri-Med, with locations in Kansas, Virginia, and Australia, is a manufacturer of diagnostic products for the detection of Helicobacter Pylori, a causative factor in peptic ulcer disease. 1997 sales from Tri-Med were approximately $7.4 million. The Company expects 1998 sales from this acquisition to exceed $13.0 million.

               During fiscal year 1997 the Company focused its sales efforts and internally reported based upon two separate business units: (1) TRACH CARE/EASI-LAV ("TRACH CARE") which includes the TRACH CARE and EASI-LAV families of products as well as the new additions from the 1996 acquisitions of Mist Assist, PMP and PEPCO and the 1997 acquisition of Cardiotronics; and (2) MIC/FOAM CARE ("MIC") which includes the MIC, FOAM CARE and gastrointestinal products as well as the product line additions acquired from Tri-Med.

          RESULTS OF OPERATIONS

               SALES - For the year ended September 30, 1997, consolidated net sales increased $22,861,695, or 20.8%, over fiscal year 1996. For the year ended September 30, 1996, consolidated net sales increased $19,840,141, or 22.0%, over fiscal year 1995. The steady, solid growth in 1997 and 1996 is due principally to the Company s ability to increase volume, both internally and through acquisitions. Although prices on isolated TRACH CARE and MIC products and accessories increased slightly, pricing for other products during 1997 were reduced in order to meet competition and price reductions required by hospitals and large buying groups. The Company believes that the signing of exclusive long-term contracts with major hospital buying groups should stabilize prices for certain products over the next three to five years.

               The Company's MIC enteral feeding catheters and related products continue to contribute significantly to the overall growth in net sales, as is the rapid expansion of the Company's international operations. Net sales within the MIC product line increased 33.2% in fiscal 1997 over fiscal 1996. International net sales (all products) increased 56.1% during the same period.

               The  following   table   summarizes  sales   by   sales
          force/business unit (see description above) as a percentage of total net sales:

          Year ended September 30,           1997      1996      1995

          Trach Care                         70.0%     72.2%     76.3%

          MIC                                30.0%     27.8%     23.7%

               The   table  below   summarizes   U.S.   sales   versus
          international sales as a percentage of total net sales:

          Year ended September 30,           1997      1996      1995

          Domestic                           91.5%     92.7%     93.0%

          International                       8.5%      7.3%      7.0%

          All  sales of the Company  and related receipts  are in U.S.
          dollars.

               COST OF PRODUCTS  SOLD - For  the year ended  September
          30, 1997, consolidated cost of products sold totaled $47,027,428, compared with $38,048,879 for fiscal year 1996 and $30,166,070 for fiscal year 1995, increases of 23.6% and 26.1%, respectively. As a percent of net sales, cost of products sold was 35.4% and 34.6% for fiscal year 1997 and 1996, respectively. The 1% increase in product costs during fiscal year 1997 can be attributed to the acquisition of lower margin product lines, the closure and transfer of
          PEPCO s, PMP s, and MIC s manufacturing operations to Draper, Utah and Pocatello, Idaho, and continued increases in material and labor costs. Margins also continue to be impacted by the health care industry's focus on cost restraints and competitive pricing pressures, resulting in increased product rebates and price reductions.

               During the year the Company continued to refine and automate its manufacturing processes as well as expand its injection molding capacity. The Company closed its PEPCO, PMP, and MIC facilities and integrated them into the Company s two manufacturing sites in Utah and Idaho. Gross margins will continue to be impacted by these closures into the first quarter of 1998 but the Company expects these combinations to create manufacturing benefits in the future. Pricing pressures, new product acquisitions, and continued increases in labor and materials will continue to impact margins in 1998. Margins will also be impacted by the Company's planned move of its Cardiotronics operations from Carlsbad, California to Pocatello, Idaho during the first quarter of fiscal year 1998.

               OPERATING EXPENSES - Operating expenses consist of selling, general, and administrative expenses, research and development expenses, and royalties. Total consolidated operating expenses for the year ended September 30, 1997 were $42,208,682, compared with $36,465,201 for fiscal year 1996 and $30,787,393 for fiscal year 1995. The following table is a summary of operating expenses by category as a percentage of net sales:

          Year ended September 30,           1997      1996      1995

          Selling, general, and
          administrative                     28.3%     28.8%     29.8%

          Research and development            2.1%      2.9%      2.7%

          Royalties                           1.4%      1.5%      1.7%

               Selling, general, and administrative expenses increased $5,909,562 during fiscal year 1997 and $4,754,211 during fiscal year 1996. These increases are attributed principally to increased sales volumes, as well as to increases in period costs due to intangible write-offs from acquisitions. Consolidated expenses related to research and development and royalties, as a percentage of consolidated net sales for fiscal years 1997, 1996, and 1995, remained fairly consistent.

               OTHER INCOME - Other income generally consists of interest income from short-term investments, royalty income from the licensing of the TRACH CARE closed suction system, and the netting of insignificant gains and losses from the sale or retirement of property and equipment. Also included in other income during fiscal 1997 was the sale of 61 acres of real estate located south of the Company s Draper plant for a net gain of $6,304,670 (see Liquidity and Capital Resources ) and the impairment loss of $4,900,000 related to the Company's investment in the assets and technology acquired from Neuro Navigational Corporation ("Neuro") (see
           Liquidity and Capital Resources ).

               Interest and royalty income remained relatively consistent between the periods, bringing a combined $4,595,116, $4,317,925, and $4,070,877 for fiscal years
          1997, 1996, and 1995, respectively.

               NET INCOME - Consolidated net income from operations for the year ended September 30, 1997 totaled $31,262,739, an increase of 20.7% over fiscal year 1996. The following table reflects net income as a percentage of net sales for each of the reporting periods:

          Year ended September 30,      1997      1996      1995

          Net Income                    23.6%     23.6%     24.4%

               The overall increase in net income over the prior period and the outstanding after-tax margin reflects the increased sales volume, continued strong margins, and management's efforts to control the costs of manufacturing and other operating costs.

               INFLATION - Inflation can be expected to have an effect on most of the Company's operating costs and expenses. The extent to which inflationary cost increases can be offset by price increases depends on competition and other factors. The effect of inflation has been insignificant during the periods reported herein.

          LIQUIDITY AND CAPITAL RESOURCES

               The Consolidated Balance Sheets present the Company's financial position at the end of each of the last two fiscal years. Each statement lists the Company's assets and liabilities, and the equity of its stockholders. Major changes in the Company's financial position are summarized in the Consolidated Statement of Cash Flows. This statement summarizes the changes in the Company's cash and cash equivalents balance for each of the last three years and helps to show the relationship between operations (presented in the Consolidated Statement of Operations) and liquidity and financial resources (presented in the Consolidated Balance Sheets).

               For the year ended September 30, 1997 the Company's operating activities provided $31,432,996 in cash flows, comparable to the $22,683,400 provided during fiscal year 1996. At September 30, 1997, working capital totaled $87,986,254 compared with $76,593,470 at September 30, 1996.
          The Company's current ratio was 7.8 to 1 at September 30, 1997 compared with 13.7 at September 30, 1996. Available cash, which includes cash and cash equivalents and investments available for sale, at September 30, 1997 totaled $48,252,355 compared with $41,181,433 at September 30, 1996. In addition to its strong liquid position, the Company does not have any long-term debt nor does management intend to utilize debt to fund future expansion. Ballard maintains a $5,000,000 unsecured line of credit with its bank but has not drawn on this line during either of the years ended September 30, 1997 or 1996. Tri-Med utilized lines of credit to fund its operations but as of the date of combination with Ballard, the lines of credit were paid in full.

               Continued growth in cash and investments provides the Company financial stability and flexibility to fund current operations, an aggressive acquisitions program, future internal growth and expansion, and the ability to continue its dividend payment policy.

               During the year ended September 30, 1997, the Company completed expansion of its manufacturing facility in Pocatello, Idaho. See discussion of Pocatello facility under "Capital Expenditures". Total development and construction costs of the first phase of the facility totaled approximately $7,243,000. Completion of the second phase cost approximately $5,500,000. The Company expended an additional $8,900,000 during fiscal year 1997 to expand and upgrade existing facilities and operations in order to meet the growing needs of present and new business.

               Cash outlay for the acquisition of Cardiotronics, net of cash acquired, was approximately $12,722,000.

               During February 1997, the Company exercised its option to purchase the assets of Neuro at a total purchase price $4,245,422. In March, 1997, the Company sold certain of the assets it acquired from Neuro to an unrelated party for $961,459, which approximated the purchased price of those assets. In June, 1997 the Company determined that the remaining carrying value in its investment in Neuro was not entirely recoverable based upon expected future cash flows from the sale of the remaining assets and technology acquired from Neuro. Although the Company believes that remaining assets and technology of Neuro have value, an impairment loss of $4,900,000 has been recognized and included in "Other Income." The remaining assets and technology acquired from Neuro are being marketed for sale by the Company.

               A valuation allowance has not been provided on deferred tax asset balances due to the Company's projection of future taxable income in excess of such tax assets.

               In addition to capital and acquisition expenditures, other items which affected cash flows during fiscal year 1997 included the payment of dividends of $3,207,205, and purchases of intangible assets of $714,952.

          IMPACT OF THE YEAR 2000 ISSUE

               The Year 2000 Issue is the result of potential problems
          with computer systems or any equipment with computer chips that use dates where the date has been stored as just two digits (e.g., 97 for 1997). On January 1, 2000, any clock or date recording mechanism, including date sensitive software, which uses only two digits to represent the year, may recognize a date using 00 as the year 1900 rather than the year 2000. The Company has also been advised that some computer chips may not have the ability to function properly when reading certain dates in calendar year 1999 (e.g., 9/9/99). These computer problems could result in a system failure or miscalculations causing disruption of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar activities.

               In 1997, the Company began and is still continuing a comprehensive program of assessing changes and upgrades that will need to be implemented in order to be prepared for the Year 2000 and even the Year 1999. The scope of the project covers all computer systems, computer and network hardware, production process controllers, office equipment, access control, maintenance machinery, manufacturing equipment and the Company's products.

               To assist with this project, the Company has engaged the services and expertise of Quantified Management, a computer services consulting firm from Salt Lake City, Utah. The Company has acquired a project management package (QM System 2000) from Quantified Management intended to guide the Company through all aspects of solving the Year 2000 Issue. This tool bundles a comprehensive project management program with interactive coaching services from Quantified Management, to assist the Company in its Year 2000 compliance efforts.

               The  Company has  already determined  that it  would be
          required to replace or modify portions of its business application software so that its computer systems would properly utilize dates beyond December 31, 1999. The Company presently believes that with conversions to new systems and modifications to existing software the Year 2000 Issue can be mitigated. However, if such modifications and conversions are not made, or are not timely, the Year 2000 Issue could have a material impact on the operations of the Company.

               The Company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company is vulnerable to their failure to remediate their own Year 2000 Issues. The Company can give no guarantee that the systems of other companies on which the Company's systems rely will be converted on time or that a failure to convert by another company or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

               The Company will continue to utilize internal and external resources to implement, reprogram, or replace and test software and related assets affected by the Year 2000 Issue. The Company expects to complete the majority of its efforts in this area by early 1999 leaving adequate time to assess and correct any significant issues that may materialize. The total cost of the Year 2000 project is estimated at $500,000 to $600,000 and is being funded through operating cash flows. The Company will be able to capitalize a substantial portion of this cost.

               The costs of the project and the timetable in which the Company plans to complete the Year 2000 compliance requirements are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from these plans. Specific factors which might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer chip codes, and similar uncertainties.

          RISK FACTORS

               From time to time the Company may report, through its press releases, its Annual Report, and SEC filings, certain matters that could be characterized as forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties may include, among other things, the factors discussed below. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

               COMPETITION. The medical device industry is characterized by rapidly evolving technology and increased competition. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by the Company, including the Company's flagship TRACH CARE closed suction catheter. Some of these competitors have substantially greater capital resources, research and development staffs and experience in the medical device industry. These competitors may succeed in developing technologies and products that are more effective than those currently used or produced by the Company or that would render some products offered by the Company obsolete or noncompetitive. Competition based on price is becoming an increasingly important factor in customer purchasing patterns as a result of cost containment pressures on, and consolidation in, the health care industry. Such competition has exerted, and is likely to continue to exert, downward pressure on the prices the Company is able to charge for its products. The Company may not be able to offset such downward price pressure through corresponding cost reductions. Price reductions could have an adverse impact on the business, results of operations or financial condition of the Company.

               INTELLECTUAL PROPERTY  RIGHTS.  From time  to time, the
          Company has received, and in the future may receive, notices of claims with respect to possible infringement of the intellectual property rights of others or notices of challenges to the Company's intellectual property rights. In some instances such notices have given rise to, or may in the future give rise to, litigation. Any litigation involving the intellectual property rights of the Company may be resolved by means of a negotiated settlement or by contesting the claim through the judicial process. There can be no assurance that the business, results of operations or the financial condition of the Company will not suffer an adverse impact as a result of intellectual property claims that may be commenced against the Company in the future. The Company owns certain patents and proprietary information acquired while developing its products or through acquisitions, and the Company is the licensee of certain other technology. As patents expire, more competing products may be released into the marketplace by other companies. The ability of the Company to continue to compete effectively with other medical device companies may be materially dependent upon the protection afforded by its patents and the confidentiality of certain proprietary information. There can be no assurance that patents will be issued for products and product improvements recently released into the marketplace or for products presently being developed.

               MANAGED CARE AND OTHER HEALTH CARE PROVIDER ORGANIZATIONS. Managed care and other health care provider organizations have grown substantially in terms of the percentage of the population in the United States that receives medical benefits through such organizations and in terms of the influence and control that they are able to exert over an increasingly large portion of the health care industry. These organizations are continuing to consolidate and grow, increasing the ability of these organizations to influence the practices and pricing involved in the purchase of medical devices, including the products sold by the Company.

               HEALTH CARE REFORM/PRICING  PRESSURE.  The  health care
          industry in the United States continues to experience change. Health care reform proposals have been formulated by members of Congress. In addition, state legislatures periodically consider various health care reform proposals. Federal, state and local government representatives will, in all likelihood, continue to review and assess alternative health care delivery systems and payment methodologies, and ongoing public debate of these issues can be expected. Cost containment initiatives, market pressures and proposed changes in applicable laws and regulations may have a dramatic effect on pricing or potential demand for medical devices, the relative costs associated with doing business and the amount of reimbursement by both government and third-party payors. In particular, the industry is experiencing market-driven reforms from forces within the industry that are exerting pressure on health care companies to reduce health care costs. These market-driven reforms are resulting in industry-wide consolidation that is expected to increase the downward pressure on product margins, as larger buyer and supplier groups exert pricing pressure on providers of medical devices and other health care products. Both short-term and long-term cost containment pressures, as well as the possibility of regulatory reform, may have an adverse impact on the Company's results of operations and financial condition. The Company's products consist primarily of disposable medical devices. Cost containment pressures on hospitals are leading some facilities to use certain disposable devices longer than they have been used in the past, even longer than permitted by product labelling. This phenomenon could result in a reduction in Company sales, because extended use and device reuse mean fewer unit purchases.

               GOVERNMENT REGULATION. There has been a trend in recent years, both in the United States and outside the United States, toward more stringent regulation of, and enforcement of requirements applicable to, medical device manufacturers. The continuing trend of more stringent regulatory oversight in product clearance and enforcement activities has caused medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk and greater expense. At the present time, there are no meaningful indications that this trend will be discontinued in the near-term or the long-term either in the United States or abroad. The Company expects to continue to incur additional operating expenses associated with its ongoing regulatory compliance program, but the amount of these incremental costs cannot be completely predicted and will depend upon a variety of factors, including future changes in statutes and regulations governing medical device manufacturers. There can be no assurance that such compliance requirements and quality assurance programs will not have an adverse impact on the business, results of operations or financial condition of the Company or that the Company will not experience problems associated with FDA regulatory compliance.

               NEW PRODUCT INTRODUCTIONS. As the existing products of the Company become more mature and its existing markets more saturated, the importance of developing or acquiring new products will increase. The development of any such products will entail considerable time and expense, including research and development costs and the time and expense required to obtain necessary regulatory approvals, which could adversely affect the business, results of operations or financial condition of the Company. There can be no assurance that such development activities will yield products that can be commercialized profitably, or that any product acquisition can be consummated on commercially reasonable terms or at all. Any failure to acquire or develop new products to supplement more mature products could have an adverse impact on the business, results of operations or financial condition of the Company.

               TECHNOLOGICAL CHANGE. The medical technology as utilized by the Company has been subject to rapid advances. While the Company feels that it currently possesses the technology necessary to carry on its business, its commercial success will depend on its ability to remain current with respect to such technological advances and to retain experienced technical personnel. Furthermore, there can be no assurance that other technological advances will not render the Company's technology and certain products uneconomical or obsolete.

               PRODUCT LIABILITY EXPOSURE. Because its products are intended to be used in health care settings on patients who are physiologically unstable and may also be seriously or critically ill, the Company is exposed to potential product liability claims. From time to time, patients using the Company's products have suffered serious injury or death, which has led to product liability claims against the Company. Some product liability claims have been inherited by the Company through business acquisitions. The Company does not believe that any of these claims, individually or in the aggregate, will have a material adverse impact on its business, results of operations or financial condition. However, the Company may, in the future, be subject to product liability claims that could have such an adverse impact.

               The Company maintains product liability coverage in amounts that it deems sufficient for its business. However, there can be no assurance that such coverage will ultimately prove to be adequate, or that such coverage will continue to remain available on acceptable terms or any terms at all.

               ACQUISITIONS. In order to continue increasing sales volume and profits, the Company relies heavily on a program of acquiring business and new product lines from other companies. There is always a significant risk that a given acquisition by the Company will prove to be unsuccessful or end up not contributing sufficiently to sales and profit
          growth   of  the  Company.    There  is  also  a  risk  that
          undiscovered or contingent liabilities of an acquired company could negatively impact the Company's financial position or even the acquisition transaction itself. The integration of any businesses that the Company might acquire could require substantial management resources. The moving of acquired product lines can also result in interruptions in production and backorders. There can be no assurance that any such integration will be accomplished without having a short or potentially long-term adverse impact on the business, results of operations or financial condition of the Company or that the benefits expected from any such integration will be fully realized.

               LACK  OF  DIVIDENDS.     Prior  to  January,  1990,  no
          dividends had been paid by the Company on its shares of Common Stock. The Company has paid dividends since January, 1990. However, there can be no assurance that dividends will be paid on shares in the future, particularly since the Company prefers to reserve its cash and liquid assets for growth and possible business acquisitions.

               UNCERTAINTY OF FINANCIAL RESULTS AND CAPITAL NEEDS. There may be substantial fluctuations in the Company's results of operations because of the timing and recording of revenues and market acceptance of existing Company products. The ability of the Company to expand its manufacturing and marketing operations cannot be predicted with certainty. If revenues do not continue to increase as rapidly as they have in the past few years, or if manufacturing, marketing, or research and development are not successful or require more money than is anticipated, the Company may have to scale back product marketing, development and production efforts and attempt to obtain external financing. There can be no assurance that the Company would be able to obtain timely external financing in the amounts required or that such financing, if available, would be on terms advantageous to the Company.

               SUPPLY  OF RAW  MATERIALS.   Certain  of the  Company's
          products are dependent upon raw materials for which there are single or few sources. So far, the Company has not had any serious problems obtaining needed raw materials. However, there can be no assurance that the Company will be able to continue to depend on existing sources of certain materials.

               IMPACT OF CURRENCY FLUCTUATIONS; IMPORTANCE OF FOREIGN SALES. Because certain sales of products by the Company outside the United States typically are denominated in local currencies, the results of operations of the Company are expected to continue to be affected by changes in exchange rates between certain foreign currencies and the United States Dollar. There can be no assurance that the Company will not experience currency fluctuation effects in future periods, which could have an adverse impact on its business, results of operation or financial condition. The operations and financial results of the Company also may be significantly affected by other international factors, including changes in governmental regulations or import and export restrictions, and foreign economic and political conditions generally.

               The Company's ability to continue to sell products into Europe is dependent to a large extent on its ability to maintain the important ISO 9001/EN 4601 certification and the CE marking of conformity. If the Company were to lose such certifications, such loss would have a material, adverse impact on international sales and profits.

               POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Company's stock is, and is expected to continue to be, subject to significant fluctuations in response to variations in quarterly operating results, trends in the health care industry in general and the medical device industry in particular, and certain other factors beyond the control of the Company. In addition, broad market fluctuations, as well as general economic or political conditions and initiatives, may adversely impact the market price of the Company's stock, regardless of the Company's operating performance.

               YEAR 2000 ISSUES. The approaching Year 2000 could result in challenges related to computer software, manufacturing and communications equipment, accounting records, and relationships with suppliers and customers. The Company is in the process of addressing the Year 2000 Issue. See "IMPACT OF THE YEAR 2000 ISSUE."

          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

               (c)  EXHIBITS

          EXHIBIT        DESCRIPTION         SEQUENTIALLY     NUMBERED
          PAGE

             23.1        Independent
                         Auditor's Consent             33

             23.2        Consent of
                         Independent
                         Accountants                   34

             27          Financial Data
                         Schedule                      35


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BALLARD MEDICAL PRODUCTS

          Dated:  July 13, 1998         By:  Dale H. Ballard,
                                             President